Exhibit 1.1

________ Shares

NORTHEAST BANCORP

Common Stock, par value $1.00 per share

UNDERWRITING AGREEMENT

________ __, 2012

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor,

New York, New York 10022

Ladies and Gentlemen:

Subject to the terms and conditions stated herein, Northeast Bancorp, a Maine corporation (the “Company”), proposes to issue and sell to Sandler O’Neill & Partners, L.P. (the “Underwriter”) an aggregate of • shares (the “Company Firm Shares”), and R3 FHB Master, L.P. (the “Selling Shareholder”) proposes to sell to the Underwriter, an aggregate of • shares as set forth on Schedule I (the “Selling Shareholder Firm Shares” and together with the Company Firm Shares, the “Firm Shares”), and, at the election of the Underwriter, the Company will issue and sell up to • additional shares (the “Optional Shares”), in each case, of the Company’s voting common stock, $1.00 par value (the “Voting Common Stock”) and the Company’s non-voting common stock, $1.00 par value (the “Non-Voting Common Stock,” together with the Voting Common Stock, the “Common Stock”). (The Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.) The Underwriter may elect that all or any portion of the Shares issued and sold pursuant to this Agreement shall be Non-Voting Common Stock, subject to the provisions of the Company’s amended and restated articles of incorporation, as amended (the “articles of incorporation”), it being understood that the Selling Shareholder Firm Shares shall consist of the Voting Common Stock and Non-Voting Common Stock set forth on Schedule I. The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-180215) covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the “Registration Statement.” Any preliminary prospectus included in the Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(v) hereof) is hereinafter called the “Pricing Prospectus.” For purposes of this Agreement, the term “Prospectus” shall mean the final prospectus in the form first filed with the Commission pursuant to Rule 424(b) under the 1933 Act.

In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Shares, then, from and after the date of such filing, all references herein to the “Registration Statement” shall be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus, or amendment or supplement thereto, shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

1. (a) The Company represents and warrants to the Underwriter, as of the date hereof, as of the Applicable Time referred to in Section 1(a)(v) hereof, and as of each Time of Delivery referred to in Section 5(a) hereof (each such date, a “Representation Date”), and agrees with the Underwriter, as follows:

(i) The Company satisfies the registrant eligibility requirements for the use of Form S-1 under the 1933 Act set forth in General Instruction No. I.A to such form; the Company has filed with the Commission the Registration Statement on Form S-1, including a Preliminary Prospectus, for registration under the 1933 Act of the offering and sale of the Shares, and the Company has filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriter. Such Registration Statement, as so amended, has been declared effective by the Commission, and the Shares have been registered under the Registration Statement in compliance with the requirements for the use of Form S-1. Although the Preliminary Prospectus may not include all the information with respect to the Shares and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Prospectus, the Preliminary Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the effective date of the Registration Statement. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. Promptly after the execution of this Agreement, the Company will prepare and file with the Commission in accordance with the provisions of Rule 430A and paragraph (b) of Rule 424 a final Prospectus included in such Registration Statement relating to the Shares and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Underwriter prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in any Preliminary Prospectus) as the Company has advised the Underwriter, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

(ii) At the time of the original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at each Representation Date, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(iii) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed (or, in the case of any Preliminary Prospectus or part thereof that was not filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any amendment or supplement thereto filed pursuant to Rule 424(b) under the 1933 Act complied when so filed (or, in the case of any Prospectus or amendment or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto delivered to the Underwriter for use in connection with the offering of the Shares (whether to meet requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iv) (A) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of each Time of Delivery, the Registration Statement, any Rule 462(b) Registration Statement and any amendment and supplement thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) each Preliminary Prospectus, at the time of issuance and filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) at the time the Prospectus or any amendment or supplement thereto was filed and as of each Time of Delivery, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties in clauses (A), (B) and (C) above shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, it being understood and agreed that the only such information provided by the Underwriter is the Underwriter’s Information described in Section 9(a) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(v) Each Issuer-Represented General Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package as of the Applicable Time, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that the foregoing representation and warranty shall not apply to the Underwriter’s Information described in Section 9(a) hereof, and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that, including the Pricing Prospectus, in each case, has not been superseded or modified. Each Issuer-Represented Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that the foregoing representation and warranty shall not apply to the Underwriter’s Information described in Section 9(a) hereof, and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that, including the Pricing Prospectus, in each case, has not been superseded or modified.

As used in this Section 1(a)(v) and elsewhere in this Agreement:

“Applicable Time” means • •.m. (New York City time) on •, 2012, or such other date or time as agreed by the Company and the Underwriter.

“General Disclosure Package” means (i) the Pricing Prospectus, (ii) the Issuer-Represented General Use Free Writing Prospectuses, if any, identified in Schedule IV hereto and (iii) any other Issuer-Represented Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule IV hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(vi) The Company has filed a registration statement pursuant to the 1934 Act, to register the Voting Common Stock, and such registration statement has been declared effective; the Company meets all of the eligibility requirements set forth in General Instruction No. VII of Form S-1.

(vii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Pricing Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Pricing Prospectus, at the time the Registration Statement became effective, at the time the Pricing Prospectus was issued and as of the Applicable Time and as of each Time of Delivery, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(viii) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Risk Factors — Risks Associated With the Offering and Our Common Stock” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares or certain provisions of the Company’s articles of incorporation and bylaws or Maine law, and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects.

(ix) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maine and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below). Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and collectively the “Subsidiaries”) is listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. Except as otherwise stated on Exhibit 21, each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly chartered or formed, as the case may be, validly existing and in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify, or be in good standing, would not have a Material Adverse Effect. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any event, fact, condition, change, circumstance or effect that has, or is reasonably likely to have, a material adverse effect on the business, financial condition, properties, stockholder’s equity, or results of operations of the Company and its Subsidiaries, taken as a whole.

(x) The Company is a registered bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. Each of the Company and Northeast Bank (the “Bank”), a Maine state-chartered bank and a member of the Federal Reserve System, is in good standing with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the State of Maine Bureau of Financial Institutions (the “Bureau”), and each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the Federal Reserve Board, the Bureau and any other federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect. The activities of the subsidiaries of the Bank are permitted activities of subsidiaries of a Maine state-chartered bank and a member of the Federal Reserve System. Except as disclosed in each of the General Disclosure Package and the Prospectus, neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolution at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

(xi) The Company is subject to the reporting requirements of the 1934 Act and has, since December 31, 2010, filed all reports required thereby.

(xii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus under the heading “Capitalization.” All of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling

Shareholder) have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights, except for such rights as may have been fully satisfied or waived. Except for the warrant issued to the U.S. Department of the Treasury pursuant to the TARP Capital Purchase Program and options, restricted stock, restricted stock units and similar securities issued under the Company’s existing shareholder-approved equity compensation plans and as disclosed in the General Disclosure Package and the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries, all the issued and outstanding shares or interests of such Subsidiary’s capital stock or other equity and interests have been duly authorized and validly issued, are fully paid and nonassessable, are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances.

(xiii) The Shares to be issued by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement, except for such rights as may have been fully satisfied or waived prior to the Time of Delivery. There are no restrictions upon the voting or transfer of any of the Shares, except as provided in the Company’s articles of incorporation or as required under applicable federal or state securities laws. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

(xiv) The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 9 of this Agreement, may be limited by federal or state securities law and the public policy underlying such laws.

(xv) Shatswell, MacLeod & Company, P.C. (“Shatswell”) has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended June 30, 2011, are registered independent public accountants as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Company Accounting Oversight Board, and

Shatswell is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(xvi) The execution, delivery and performance of this Agreement by the Company and the Bank, the issuance and sale of the Shares by the Company, the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including, without limitation, the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and (ii) except as would not, individually or in the aggregate, result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Shares, have been obtained, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

(xvii) The material contracts to which the Company or any of its Subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(xviii) The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC, and no proceeding for the modification, termination or revocation of any such insurance is pending or, to the knowledge of the Company, threatened.

(xix) Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the

Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is threatened, that would reasonably be expected to have a Material Adverse Effect. Without limiting the scope of the immediately preceding sentence, with respect to any loan originated or purchased by the Bank’s Loan Acquisition and Servicing Group and that is an asset of the Bank as of the Applicable Time (each an “LASG Loan”), there is no litigation proceeding or, to the knowledge of the Company, threatened between the Bank and any borrower or guarantor of an LASG Loan, or any co-lender, participant, administrative agent or senior lender with respect to an LASG Loan, which, if adversely determined, would, individually or in the aggregate, materially adversely affect the Bank’s recorded value of such LASG Loan, and the Company has no knowledge of (a) any claim made by any borrower or guarantor, co-lender, participant, administrative agent or senior lender relating to any LASG Loan, or (b) any offset, defense or counterclaim by any borrower or guarantor under any LASG Loan, that would, individually or in the aggregate, materially adversely affect the Bank’s recorded value of such LASG Loan.

(xx) Except as disclosed in each of the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any of the Bank Regulatory Authorities (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividend to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loan or advance to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xxi) The Company and each Subsidiary has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, mortgages, pledges or other encumbrances except (i) those, if any, reflected in such consolidated financial statements, (ii) those, if any, described in the Registration Statement, the General Disclosure Package or the Prospectus, (iii) those that do not materially affect the value or use of such property or assets, or (iv) those that would not, individually or in the aggregate, have a Material Adverse Effect. Any real property or building held under lease or sublease by the Company and each of its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use of such real property or building.

(xxii) Except as disclosed in each of the General Disclosure Package and the Prospectus, since June 30, 2011, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Common Stock and dividends paid on the Company’s Series A preferred stock, $1.00 par value, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock, except for securities issued pursuant to the Company’s existing shareholder-approved equity incentive plans, (iv) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the consolidated financial statements, including the related notes and schedules thereto, filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus and the Prospectus (the “Financial Statements”), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendment or supplement thereto subsequent to the date of this Agreement.

(xxiii) The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in each of the General Disclosure Package and the Prospectus, except where failure to own, license or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect. No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not have a Material Adverse Effect.

(xxiv) Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (i) in violation of its articles of incorporation or bylaws or other organizational documents, as applicable; (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit, except as would not, individually or in the aggregate, have a Material Adverse Effect or (iii) currently a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Neither the Company nor any Subsidiary has received any communication from any governmental authority that it is not acting in material compliance with any statute, regulation or ordinance. The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”) was “Satisfactory” or better. Since the Bank’s last regulatory examination of Community Reinvestment Act compliance, the Bank has not received any complaint as to Community Reinvestment Act compliance.

(xxv) The Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that would have, individually or in the aggregate, a Material Adverse Effect. All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(xxvi) At each Time of Delivery, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares by the Company will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

(xxvii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxviii) The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company has notified the Company that it is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.

(xxix) Neither the Company nor any Subsidiary nor any person acting on their behalf has taken, nor will the Company or any Subsidiary or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxx) No transaction has occurred between or among the Company or any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its 1934 Act filings and is not so described in such filings.

(xxxi) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(xxxii) The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, license, certificate, or authorization that, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxiii) The Financial Statements present fairly in all material respects the consolidated financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. The Financial Statements, unless otherwise noted therein, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required under GAAP. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Preliminary Prospectus and the Prospectus. To the extent applicable, all disclosures contained in the Preliminary Prospectus and the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act.

(xxxiv) The Company maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) that have been designed by, or under the supervision of, its principal executive and financial officers and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include policies and procedures, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that are designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Based upon the most recent evaluation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act), the Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(xxxv) Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xxxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvii) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.

(xxxviii) Except as described in each of the General Disclosure Package and the Prospectus, (i) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company (other than this Agreement) and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xxxix) Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called, “ERISA”)) maintained by the Company or any Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any material liability; neither the Company nor any Subsidiary has incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xl) There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect. As used in this Section xl, the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(xli) The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(xlii) The Company is not an issuer of the type described in Rule 144(i)(l) under the 1933 Act.

(xliii) Neither the execution of this Agreement nor the issuance of the Shares will trigger any rights or obligations, or require compliance with any Maine “takeover” statute.

(xliv) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xlv) The Company has not distributed and, prior to the later to occur of the Time of Delivery and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with the terms and conditions herein, any Issuer-Represented Free Writing Prospectus.

(xlvi) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(b) The Bank represents and warrants to the Underwriter, as of each Representation Date, and agrees with the Underwriter, as follows:

(i) The Bank has been duly chartered and is existing as a Maine state-chartered bank, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Neither the Bank nor any of its subsidiaries is in violation of its charter, bylaws or other organizational or governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, “Bank Instruments”), except for such defaults that would not have a Material Adverse Effect.

(iii) The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the charter or bylaws of the Bank or any statute, order, rule or regulation of any court, Bank Regulatory Authority or other governmental entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

2. (a) The Selling Shareholder represents and warrants to the Underwriter, as of the date hereof, as of the Applicable Time and as of the First Time of Delivery, and agrees with the Underwriter, as follows:

(i) The Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Selling Shareholder Firm Shares on the terms and conditions set forth herein. The execution and delivery of this Agreement and the sale and delivery of the Selling Shareholder Firm Shares and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not contravene (i) any provision of applicable law, (ii) the limited partnership agreement or other organizational documents of the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except, in the case of clauses (iii) and (iv) only, as would not, individually or in the aggregate, result in a Selling Shareholder Material Adverse Effect. Other than as are required under the 1933 Act, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. For the purposes of this Agreement, the term “Selling Shareholder Material Adverse Effect” shall mean any event, fact, condition, change, circumstance or effect that has, or is reasonably likely to have, a material adverse effect on the ability of the Selling Shareholder to perform its obligations hereunder.

(ii) The Selling Shareholder has and at the First Time of Delivery will have good and marketable title to the Selling Shareholder Firm Shares, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of the Selling Shareholder Firm Shares and payment of the purchase price therefor as herein contemplated, the Underwriter will receive good and marketable title to the Selling Shareholder Firm Shares purchased by it from the Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(iii) This Agreement has been duly executed and delivered by the Selling Shareholder and (assuming the due execution and delivery by the other parties thereto) is a valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies.

(iv) In respect of any statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Shareholder specifically for use in connection with the preparation thereof, the Selling Shareholder hereby represents and warrants that such statements did not and will not, as of the First Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood and agreed that such information consists only of the Selling Shareholder’s name and the information relating to its holdings of Common Stock as set forth in (i) the Beneficial Ownership Table and footnote 9 to the Beneficial Ownership Table in the Section “Principal and Selling Shareholders” and (ii) the first and third paragraphs of the “Selling Shareholder Information” set forth in the Section “Principal and Selling Shareholders” as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “Selling Shareholder Information”).

(v) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vi) Certificates for all of the Selling Shareholder Firm Shares to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be delivered to the Underwriter pursuant to this Agreement.

3. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter the Company Firm Shares and the Selling Shareholder agrees to sell to the Underwriter the Selling Shareholder Firm Shares and, in each case, the Underwriter agrees to purchase from such Seller, at a purchase price per share of $            , the Company Firm Shares and the Selling Shareholder Firm Shares, as applicable; and (b) in the event and to the extent that the Underwriter shall exercise its election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $            , the Optional Shares.

Subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter the right to purchase at its election up to              Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Underwriter and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by the Company of the release of the Company Firm Shares and the authorization of the Selling Shareholder of the release of the Selling Shareholder Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares of Voting Common Stock to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours prior notice to each Seller, shall be delivered by or on behalf of such Seller to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by such Seller to the Underwriter at least forty-eight hours in advance. The Shares of Non-Voting Common Stock to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours prior notice to each Seller, shall be delivered by or on behalf of such Seller to the Underwriter, in certificate form, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by such Seller to the Underwriter at least forty-eight hours in advance. Each Seller will cause the certificates representing the Shares, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City Time, on • or such other time and date as the Underwriter and the Sellers may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Underwriter in the written notice given by the Underwriter of its election to purchase such Optional Shares, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at the First Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Firm Shares and any additional documents requested by the Underwriter pursuant to Sections 8(m) and 8(n) hereof, will be delivered at the offices of Nutter McClennen & Fish LLP, Seaport West, 155 Seaport Boulevard, Boston, MA 02210 or such other location as the Sellers and the Underwriter shall mutually agree (the “Closing Location”), and the Firm Shares will be delivered at the Designated Office, all at the First Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the First Time of Delivery, at which meeting the final executed copies of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(c) The documents to be delivered at each Second Time of Delivery by or on behalf of the Company or the Underwriter pursuant to Section 8 hereof, including the cross receipt for the Optional Shares and any additional documents requested by the Underwriter pursuant to Sections 8(m) and 8(n) hereof, will be delivered at the Closing Location, and the Optional Shares will be delivered at the Designated Office, all at such Second Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final executed copies of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

6. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A under the 1933 Act; to file or distribute no further amendment or supplement to the Registration Statement or Prospectus without reasonable notice to the Underwriter, who shall have the right to disapprove such amendment or supplement; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Underwriter so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted

Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process or subject itself to taxation in any jurisdiction.

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Underwriter and upon its request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to the Underwriter as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f) To make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including Rule 158).

(g) During the period beginning on and including the date of this Agreement and continuing through and including the date that is 180 days after the date of this Agreement, not to, and not to allow any of the shareholders listed on Schedule II hereto to, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as provided in this Section 6(g), any shares of Common Stock, any securities of the Company substantially similar to the Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to the Common Stock, or publicly announce an intention to do any of the foregoing, without the prior written consent of the Underwriter provided, however, that if: (1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 6(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may (1) issue Shares to the Underwriter pursuant to this Agreement, (2) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans described in the Registration Statement, the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement provided, however, that any such newly issued shares, and options to purchase shares, of Common Stock shall not vest or become exercisable during the period beginning on and including the date of this Agreement and continuing through and including the date that is 180 days after the date of this Agreement, and (3) issue shares of Common Stock upon the exercise of stock options or warrants that are described in the Registration Statement, the General Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement. In addition, during the period beginning on and including the date of this Agreement and continuing through and including the date that is 180 days after the date of this Agreement, without the prior written consent of the Underwriter, the Company will not file or cause to become effective a registration statement under the 1933 Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing.

(h) During the period beginning on and including the date of this Agreement and continuing through and including the date that is 90 days after the date of this Agreement, not to, and not to allow any of the shareholders listed on Schedule III hereto to, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as provided in this Section 6(h), any shares of Common Stock, any securities of the Company substantially similar to the Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to the Common Stock, or publicly announce an intention to do any of the foregoing, without the prior written consent of the Underwriter provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 6(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may (1) issue Shares to the Underwriter pursuant to this Agreement, (2) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans described in the Registration Statement, the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement provided, however, that any such newly issued shares, and options to purchase shares, of Common Stock shall not vest or become exercisable during the period beginning on and including the date of this Agreement and continuing through and including the date that is 90 days after the date of this Agreement, and (3) issue shares of Common Stock upon the exercise of stock options or warrants that are described in the Registration Statement, the General Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement. In addition, during the period beginning on and including the date of this Agreement and continuing through and including the date that is 90 days after the date of this Agreement, without the prior written consent of the Underwriter, the Company will not file or cause to become effective a registration statement under the 1933 Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing.

(i) During a period of five years from the date of this Agreement, to furnish to the Underwriter copies of all reports or other material communications (financial or other) furnished to shareholders, and to deliver to the Underwriter as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any such reports or communications that have been furnished or filed with the Commission and are available on its EDGAR system, or successor filings system thereto, shall be deemed to have been furnished to the Underwriter.

(j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement substantially in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(l) The Company will comply with all requirements of the NASDAQ Global Market with respect to the issuance of the Shares and will use its reasonable best efforts to cause the Shares to be listed on the NASDAQ Global Market and will file with the NASDAQ Global Market all documents and notices required by the NASDAQ Global Market of companies that have securities that are traded on the NASDAQ Global Market to effect such listing.

(m) To comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

7. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) up to $100,000 of disbursements, fees and expenses of the Underwriter’s counsel that are not otherwise specified below and up to $50,000 of other reasonable out-of-pocket expenses incurred by the Underwriter in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, marketing, syndication and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing, this Agreement, the Blue Sky Memorandum, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(d) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with the supplemental listing of the Shares on the NASDAQ Global Market; (vi) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The provisions of clause (i) of this paragraph are not intended to and shall not apply to or in any way impair or limit the indemnification and contribution provisions contained in this Agreement.

8. The obligations of the Underwriter, as to the Shares to be delivered by the Company at each Time of Delivery and the Selling Shareholder Firm Shares to be delivered at the First Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each Seller herein are, at and as of such Time of Delivery or First Time of Delivery, as applicable, true and correct, the condition that each Seller shall have performed all of its obligations hereunder to be performed as of such Time of Delivery or First Time of Delivery, as applicable, and the following additional conditions:

(a) The Prospectus containing the Rule 430A Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof; the Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Nutter, McClennen & Fish, LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, with respect to matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Goodwin Procter LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex I hereto.

(d) Kramer Levin Naftalis and Frankel LLP, counsel for the Selling Shareholder, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex II hereto.

(e) At the time of execution of this Agreement, Shatswell shall have furnished to the Underwriter a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Underwriter and, at the effective date of any post-effective amendment to the Registration Statement after the date of this Agreement and at each Time of Delivery, Shatswell shall have furnished to the Underwriter a letter or letters, dated such effective date or Time of Delivery, as the case may be, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in a letter or letters furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to such effective date or Time of Delivery, as the case may be.

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited consolidated financial statements included in each of the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendment or supplement thereto subsequent to the date of this Agreement.

(g) On or after the date hereof through the applicable Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Maine state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Shares.

(h) The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the 1934 Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the NASDAQ Global Market;

(j) Prior to the execution and delivery of this Agreement, the Company has obtained and delivered to the Underwriter executed agreements from each of the shareholders listed on Schedule II hereto, substantially to the effect set forth in Annex III hereof, in form and substance satisfactory to the Underwriter.

(k) Prior to the execution and delivery of this Agreement, the Company has obtained and delivered to the Underwriter executed agreements from each of the shareholders listed on Schedule III hereto, substantially to the effect set forth in Annex IV hereof, in form and substance satisfactory to the Underwriter.

(l) The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(m) The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (f) and (i) of this Section and as to such other matters as the Underwriter may reasonably request.

(n) The Selling Shareholder shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery a certificate reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Selling Shareholder herein at and as of such Time of Delivery, as to the performance by the Selling Shareholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as the Underwriter may reasonably request.

9. (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Underwriter, the directors, officers, employees, partners and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” (ii) paragraph • under the section entitled “Underwriting” in the Prospectus relating to the Underwriter’s reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part, and (iii) paragraph • under the section entitled “Underwriting” in the Prospectus relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriter may engage (collectively, the “Underwriter’s Information”). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) and the contribution provided for in paragraph (f) below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found in a final determination or judgment, as applicable, by a federal or state banking regulatory authority or court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Selling Shareholder, the directors, officers, employees, partners and agents of the Selling Shareholder and each person who controls the Selling Shareholder within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein (provided that the Company and the Selling Shareholder hereby acknowledge and agree that the only written information that the Selling Shareholder has furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto consists only of the Selling Shareholder Information. Notwithstanding the foregoing, the indemnification provided for in this paragraph (b) and the contribution provided for in paragraph (f) below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found in a final determination or judgment, as applicable, by a federal or state banking regulatory authority or court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(c) The Selling Shareholder agrees to indemnify and hold harmless the Underwriter and the Company, their respective directors, officers, employees, partners and agents and each person who controls the Underwriter or the Company, as applicable, within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Shareholder specifically for use in the documents referred to in the foregoing indemnity, it being understood and agreed that such information provided by or on behalf of the Selling Shareholder consists only of the Selling Shareholder Information as set forth in the documents referred to in the foregoing indemnity, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of the Selling Shareholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to (i) the number of Shares sold by the Selling Shareholder under this Agreement multiplied by (ii) the purchase price to be paid by the Underwriter as provided in Section 3 hereof (minus related underwriting discounts and commissions).

(d) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholder, the directors, officers, employees and agents of the Company or the Selling Shareholder and each person who controls the Company or the Selling Shareholder within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriter’s Information; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder, respectively, in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 to the extent such failure to notify does not prejudice the indemnifying party or from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party fails to take reasonable steps necessary to defend in good faith the action or proceeding within ten (10) business days after receiving notice form such indemnified party that the indemnified party believes it has failed to do so, (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is impermissible under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above and the indemnifying party shall be liable for any reasonable expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriter from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholder and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank in this subsection (e) to contribute are joint and several.

(g) The obligations of the Sellers and the Bank under this Section 9 shall be in addition to any liability which the Sellers or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Underwriter, or any of the respective partners, directors, officers and employees of the Underwriter or any such controlling person; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, the Bank or the Selling Shareholder, as the case may be, within the meaning of the 1933 Act.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, or the Selling Shareholder or any person controlling the Selling Shareholder, and shall survive delivery of and payment for the Shares.

11. (a) If the Company shall fail at the Time of Delivery to sell and deliver the number of Shares which it is obligated to sell hereunder, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriter in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

(b) If the Selling Shareholder shall fail at the First Time of Delivery to sell and deliver the number of Selling Shareholder Firm Shares which the Selling Shareholder is obligated to sell hereunder, then the Underwriter and the Company shall have the right to postpone the First Time of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

12. Each of the Company and the Bank, severally and not jointly, acknowledges and agrees that:

(a) in connection with the sale of the Shares, the Underwriter has been retained solely to act as the Underwriter, and no fiduciary, advisory or agency relationship between the Company or the Bank, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Shares set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriter, and the Company and the Bank are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriter and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Bank and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Bank by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Bank in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Bank, including shareholders, employees, depositors or creditors of the Company or the Bank.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel with a copy to Nutter McClennen & Fish LLP, Seaport West, 155 Seaport Boulevard, Boston, MA 02210, Attention: Michael K. Krebs; if to the Company or to the Bank shall be delivered or sent by mail to the Company at 500 Canal Street, Lewiston, Maine 04240, Attention: Richard Wayne, with a copies to the Company at 800 Boylston Street, Suite 1500, Boston, MA 02199, Attention Claire S. Bean and Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, Attention: William P. Mayer, and if to the Selling Shareholder shall be delivered or sent by mail to the Selling Shareholder at c/o BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, Attn: David Munoz, Fax: (646) 310-9332, with a copy to at c/o BlackRock, Inc., Office of the General Counsel, 40 East 52nd Street, New York, NY 10022, Attn: David Maryles and Vincent Taurassi, Fax: (212) 810-5116, and a second copy to Kramer Levin

Naftalis and Frankel, LLP at 1177 Avenue of the Americas, New York, NY 10036, Attention: Ernest Wechsler. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, the Bank, the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers, directors, employees and agents of the Underwriter, the Company, the Bank and the Selling Shareholder and each person who controls the Company, the Bank, the Selling Shareholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business unless otherwise specified herein.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWING]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter, the Company and the Bank.

Very truly yours, NORTHEAST BANCORP

By:
Name: Richard Wayne Title: President and Chief Executive Officer

NORTHEAST BANK

By:
Name: Richard Wayne Title: President and Chief Executive Officer

R3 FHB MASTER, L.P.

By:
Name: Title:

Accepted as of the date hereof: SANDLER O’NEILL & PARTNERS, L.P., as the Underwriter By: Sandler O’Neill & Partners Corp., the sole general partner

By:
Name: Title:

SCHEDULE I

Selling Shareholder Firm Shares

SCHEDULE II

List of directors and executive officers subject to the Lock-up Agreement

SCHEDULE III

List of other shareholders subject to the Lock-up Agreement

SCHEDULE IV

Issuer-Represented General Use Free Writing Prospectuses

ANNEX I

Issuer Counsel Opinion

ANNEX II

Selling Shareholder Counsel Opinion

ANNEX III

Form of Lock-Up Agreement for the Shareholders listed on Schedule II

ANNEX IV

Form of Lock-Up Agreement for the Shareholders listed on Schedule III